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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY

            Name                            Jurisdiction
            ----                            ------------
            TranSwitch Europe N.V./S.A.       Belgium
            TranSwitch India Private
             Limited                          India